Tuesday, April 13, 2010

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares
evidenced by American Depositary
Receipts representing one hundred (100)
deposited shares of Imagi International
Holdings Ltd. (Form F-6, Registration
No.  333-156183)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting a change in the ratio between the American Depositary
Shares and the deposited Shares and par value.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the revised form of ADR certificate for Imagi Ltd which has been revised to state that:

Effective April 19, 2010, each American
Depositary Share represents ten (10) deposited
Shares of the par value of HK$0.001 each share.


Very truly yours,

___________________
Monica Vieira
Tel (212) 815-4831
Fax (212) 571-3050
E-mail: Monica.vieira@BNYMellon.com


Encl.

cc:    Paul Dudek, Esq.